UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2017

LANTHEUS HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36569	35-2318913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Treble Cove Road, North Billerica, MA 01862

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (978) 671-8001

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective January 25, 2017, the Board appointed Julie H. McHugh to serve as a member of the Board.

Ms. McHugh brings over 30 years of experience in the pharmaceutical, biotech and medical devices industries. She recently served as Chief Operating Officer of Endo Health Solutions, Inc., where she was responsible for the specialty pharmaceutical and generic drug businesses. Prior to that, Ms. McHugh was CEO of Nora Therapeutics, Inc., a venture capital backed biotech start-up company focused on developing novel therapies for the treatment of infertility disorders. Previously, she served as Company Group Chairman for Johnson & Johnson’s worldwide virology business unit, and prior to that, she was President of Centocor, Inc., a J&J subsidiary. In this role, Ms. McHugh oversaw the development and launches of several products, including Remicade® (infliximab), Prezista® (darunavir) and Intelence® (etravirine). Prior to joining Centocor, Ms. McHugh led the marketing communications for gastrointestinal drug Prilosec® (omeprazole) at Astra-Merck Inc.

Ms. McHugh currently serves on the Board of Directors of Aerie Pharmaceuticals, Inc., Ironwood Pharmaceuticals, Inc., New Xellia Group A/S and Trevena Pharmaceuticals, Inc. She previously served on the Board of Directors of the Biotechnology Industry Organization, the New England Healthcare Institute, the Pennsylvania Biotechnology Association, EPIRUS Pharmaceuticals, Inc. and ViroPharma Inc. Ms. McHugh received a Master of Business Administration from St. Joseph’s University and a Bachelor of Science from Pennsylvania State University.

Ms. Hugh was appointed as a Class II Director, with an initial term expiring at the Company’s 2017 annual meeting of stockholders. To accommodate the appointment of this new director, the Board increased the size of the Board from eight directors to nine directors.

The Board also appointed Ms. McHugh as a member of the Compensation Committee of the Board (the “Compensation Committee”).

Ms. McHugh will receive the same cash and equity compensation, expense reimbursement and indemnification rights that the Company provides to its other non-employee members of the Board. Specifically, she will be compensated for her services as a director through Board fees of $50,000 per calendar year (prorated for 2017) and reimbursement for out-of-pocket expenses incurred in connection with rendering those services for so long as she serves as a director. As a member of the Compensation Committee, Ms. McHugh will also receive an annual fee of $7,500 (prorated for 2017).

As part of the compensation for director services, Ms. McHugh will receive an initial equity grant consisting of 2,671 shares of restricted common stock, which represents a prorated portion of the annual restricted stock grant previously made to our non-employee Board members and which will vest in its entirety on January 25, 2018.

A copy of the Company’s press release, dated January 26, 2017, announcing the appointment of Julie McHugh to its Board of Directors, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press release of Lantheus Holdings, Inc., January 26, 2017, announcing the appointment of Julie McHugh to its Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LANTHEUS HOLDINGS, INC.

By:	/s/ Michael P. Duffy
Name:	Michael P. Duffy
Title:	Senior Vice President, Strategy and Business Development, General Counsel and Secretary

Date: January 26, 2017

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Lantheus Holdings, Inc., January 26, 2017, announcing the appointment of Julie McHugh to its Board of Directors.